TETRA

Pritchard Capital Energize 2010 Conference

January 6, 2010

Focused on Energy. Dedicated to Service.

Forward Looking Statements

This presentation includes certain statements that are deemed to be forward-looking statements. These forward-looking statements include statements concerning financial guidance, estimated earnings, earnings per share, expected benefits from our agreements and long-term investments, expected benefits from our cost reduction initiatives, expected benefits from the settlement of insurance claims, expected results of operational business segments for 2010, the expected impact of current economic and capital market conditions on the oil and gas industry and our operations, statements regarding our beliefs, expectations, plans, including the previously announced plan to form a master limited partnership, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled "Certain Business Risks" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

TETRA

Company Overview

- TETRA is an oil and gas services company, including an integrated calcium chloride and brominated products manufacturing operation that supplies feedstocks to energy markets, as well as other markets.
- Operating in the continental US and the Gulf of Mexico, and in certain regions in Latin America, Europe, Asia and Africa.
- Founded in 1981; public since 1990.
- NYSE listed: TTI
- TETRA is comprised of three operating divisions encompassing five reporting segments: Fluids, Offshore Services, Maritech, Production Testing, and Compressco.

Focused on Energy. Dedicated to Service.

TETRA

Segment Profile: Fluids



- The Fluids Division is the world's largest producer of calcium chloride and a significant producer of bromide compounds; vertical integration yields higher margins and supply security.
- Much of the Fluids Division's business is related to well completion, and activity levels are strongly correlated with domestic and international rig counts.
- The new facility in El Dorado, Arkansas, commenced initial production during the fourth quarter of 2009, and production will continue to ramp-up throughout 2010. This facility fully integrates our supply of clear brine fluids from manufacture, through sale.
- Deepwater Gulf of Mexico development represents the future of the completion fluids market in the US. We are committed to capturing a fair share of this market.

TETRA

Segment Profile: Offshore Services

- The Offshore Services segment provides well plug and abandonment, diving, heavy lift, cutting and wireline services, primarily in the Gulf of Mexico. It is the most comprehensive provider of abandonment and decommissioning services, and a market innovator.
- Offshore Services offers comprehensive, integrated solutions, including engineering consultation and project management services, as well as individualized services to meet its customers' specific requirements.



- Activity levels are driven by accelerating well depletion rates, an aging platform and pipeline infrastructure, government regulation, damage caused by past storms, and pro-active plug and abandonment to mitigate the risk of future storm damage. Each of these factors contributes to the significant backlog of work in the GOM.
- There are approximately 7,000 offshore structures in the world, more than half of which are located in the Gulf of Mexico.
- Of the more than 3,500 structures in the Gulf of Mexico, 3,200 are marginally economic, idle, or more than 40 years old.

Segment Profile: Maritech

- Maritech is an oil and gas exploration, exploitation, and production company operating primarily in the offshore and inland waters of the Gulf of Mexico.



- Maritech acquires oil and gas properties on which it conducts exploitation operations that are intended to increase cash flows from the properties prior to their ultimate abandonment.
- Integration of Maritech with the Offshore Services segment provides a unique approach to the E&P market.
- The effect of oil and gas price volatility on Maritech's revenues has historically been somewhat mitigated through the use of oil and gas hedges to lock-in pricing on a portion of its production.
- In 2010, Maritech will continue to focus on reducing its storm risk exposure by performing P&A operations on select properties.

TETRA

Segment Profile: Production Testing

- The Production Testing segment provides surface well testing services to markets in productive regions of the onshore US, offshore in the Gulf of Mexico, and to international regions including Mexico, Brazil, Northern Africa, and the Middle East.
- The Production Testing segment is a leader in onshore Western Hemisphere markets, and a growing international presence.



4 TONS

- Production testing operations are generally performed in conjunction with well completions, and activity levels are strongly correlated with domestic and international rig counts. Lower commodity prices negatively impact the demand for production testing services.
- Despite difficult market conditions, the Production Testing segment has achieved notable results through expansion into international markets. In 2010, it will continue to focus on fertile international opportunities, as well as opportunities for consolidation of the US market.

TETRA

Segment Profile: Compressco

- Compressco provides wellhead compression-based production enhancement services to a broad base of customers throughout much of the US, as well as in Canada, Mexico, and other international locations.
- Because wellhead compression is utilized primarily in onshore gas production, activity rates do not cycle with the Gulf of Mexico rig count.
- Compressco's commitment to lean management allows it to maintain relatively attractive margins even in difficult markets.



- A meaningful percentage of gas wells that could benefit from wellhead compression services have not yet employed the technology. This significant untapped market potential will drive growth in the US and abroad.
- Compressco is well-positioned to take advantage of these abundant opportunities.

TETRA

Key Strategies:
Optimizing Strengths in a Difficult Environment

International Growth is a key focus for each operating segment.



The **Fluids Division** will focus on capturing a share of the deepwater Gulf of Mexico market.



The **Offshore Services** segment will capitalize on continuing strong demand for storm remediation work in the Gulf of Mexico, while claiming additional market share for its full suite of services in the US and abroad.



Maritech will seek industry partners for selective investment in prospect development, minimize its exposure to commodity price volatility by hedging around two-thirds of its production, and mitigate risk exposure through an aggressive P&A program.



The **Production Testing** segment will proactively right-size and/or relocate operating assets with particular focus on attractive international markets, while maintaining flexibility to address consolidation opportunities in the US market.



Compressco will continue to improve efficiencies and maintain healthy margins, and will respond aggressively to pent-up demand, particularly in international markets.

In Summary, we expect to experience revenue, earnings and operating cash flow growth in 2010. Although we will continue to focus on cost control and cash flow generation, we will have internal funds available to fund growth CapEx initiatives.

TETRA

2010 Guidance Highlights

- Fluids Division
  - Midrange guidance of $330 million in revenues and $50 million PBT.
  - Anticipation of an improved 2010 performance is driven by:
    - expected increase in demand for GOM deepwater services
    - an increase in activity in Brazil, and
    - positive impact from El Dorado plant.
  - The successful renegotiation of the Chemtura agreements provides a stable outlook, going forward.
- Offshore Services Segment
  - Anticipated record 2009 earnings will exceed any prior year's earnings by a significant amount.
  - Strong demand will continue into 2010, but another record performance is unlikely.
  - Midrange guidance of $320 million in revenues and $55.5 million PBT.
  - 2010 CapEx will be used to augment the segment's offerings in order to support continuing demand.
  - We will also evaluate opportunities to expand the segment beyond the GOM market.

TETRA

2010 Guidance Highlights

- Maritech
  - Midrange guidance of $210 million in revenues and $22 million PBT.
  - 2010 production is expected to average 50 to 55 MMcfe/day.
  - We will continue our strategy of aggressively reducing Maritech's abandonment and decommissioning liabilities in the GOM.
- Production Enhancement Division
  - For the Division, which includes the Production Testing and Compressco segments, midrange guidance is $190 million in revenues and $51 million PBT.
  - We expect the domestic production testing business to gradually improve in 2010 following recent gains in natural gas prices.
  - The expected increased in domestic testing activity will be heavily weighted toward shale plays, but we do anticipate a slight recovery in traditional segments.
  - In 2010, we will focus on Production Testing's international expansion, building on successes we have achieved in certain international markets over the last several years.
  - We previously filed a Form S-1 related to the anticipated Compressco MLP. Consequently, we cannot elaborate on our expectations for Compressco's 2010 performance.

TETRA

2010 Guidance Highlights

- Consolidated Guidance
  - Our 2010 earnings estimate is $0.85 to $1.05 per fully diluted share, before discontinued operations.
  - Capital constraints and other spending controls implemented during 2009 will carry-over into 2010 and provide continuing advantages.
  - We expect to achieve free cash flow of approximately $100 million in 2010, based on the anticipated $130 million of investing activity reflected in the guidance.
  - Continued generation of cash will give us increased flexibility to grow, both organically and through acquisitions.

TETRA

2010 Estimated Segment Summary

Based on the Midpoint of the January 5 Guidance Range

Revenue

$Millions



$190.0
$330.0
$210.0
$320.0

Profit Before Tax

$Millions



$51.0
$50.0
$22.0
$55.5

Fluids Offshore Services Maritech Production Enhancement

TETRA

Conclusions

- In 2010, we will continue to focus on cash flow generation.
- 2010 should be a better year for the Fluids Division, due to:
  - expected increase in demand for GOM deepwater services,
  - anticipated increase in activity in Brazil, and
  - positive impact from El Dorado plant.
- The Offshore Services segment is expected to report record pre-tax earnings for the full-year 2009; outlook remains positive in 2010.
- 2009 was a recovery year for Maritech following Hurricane Ike; 2010 should be substantially better. Maritech collected a $40 million settlement of Hurricane Katrina/Rita claims in 2009.
- Compressco delivered respectable margins in a difficult market in 2009.
- The Production Enhancement Division (which combines the Production Testing and Compressco segments) should see improved results in 2010 as the domestic gas market recovers.
- Each of our service-related segments will continue to focus on opportunities for international expansion.
- We believe that each of the five segments is well-positioned to execute our long-term strategic plans and deliver growth.

TETRA

Appendix A

2010 Guidance as announced on January 5, 2010

DIVISIONAL ESTIMATES (continuing operations)

(in millions)

	Revenues	Profit Before Tax (PBT)	Cash CapEx[1]	DD&A[2]
Fluids Division	$320.0 - 340.0	$46.5 - 53.5	$21.0	$25.0
Offshore Services	$305.0 - 335.0	$52.0 - 59.0	$22.0	$17.0
Maritech	$200.0 - 220.0	$19.0 - 25.0	$56.0 [3]	$94.0
Intersegment eliminations	($68.0)	-	-	-
Offshore Division	$437.0 - 487.0	$71.0 - 84.0	$78.0	$111.0
Production Enhancement Division	$180.0 - 200.0	$48.0 - 54.0	$28.0	$30.0
Operating divisions total	$937.0 - 1,027.0	$165.5 - 191.5	$127.0	$166.0

(1) Excludes $2.7 million of Corporate.
(2) Excludes $3.4 million of Corporate.
(3) Does not include $73.2 million of net cash for Maritech WA&D activities, which are not classified as CapEx.

CONSOLIDATED ESTIMATE (continuing operations)

(in millions, except per share amounts)

	TETRA Earnings Guidance Range	
Operating profit (divisional PBT)	$165.5	$191.5
Corporate overhead	($46.0)	($48.0)
Net interest and other expenses	($18.0)	($18.0)
TETRA income before taxes	$101.5	$125.5
Provision for income taxes (35.3%)	($35.8)	($44.3)
Net income	$65.7	$81.2
Fully diluted shares outstanding	77.0	77.0
Per share earnings	$0.85	$1.05

TETRA

TETRA

TETRA Technologies, Inc.

TTI Listed NYSE

Corporate Headquarters

24955 Interstate 45 North
The Woodlands, TX 77380
Phone: 281.367.1983
www.tetratec.com

Management Contacts

Stu Brightman	President & CEO
Joe Abell	Sr. Vice President & CFO